UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 3, 2006
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas	77040-6094
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On August 3, 2006, the Company entered into an agreement to acquire the assets of the Health Products Division (the “Division”) of Allianz Life Insurance Company of North America (“Allianz Life”) for a cash consideration of $140 million. Under the terms of the purchase agreement, the Company’s subsidiary HCC Life Insurance Company (“HCC Life”) will acquire the assets of the Division from Allianz Life and its subsidiary Allianz Life Insurance Company of New York (“Allianz New York”). The Company will take over all of the in force business in the Division from and after the date of closing and assume the reserves therefor. In connection with the acquisition, HCC Life will enter into reinsurance agreements with Allianz Life and Allianz New York reinsuring the business comprising the Division from the date of closing as well as an administration agreement whereunder HCC Life will administer such business from the date of closing.
     The transaction is expected to close by the end of the third quarter 2006 following regulatory approvals.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: August 4, 2006	By:	/s/ Christopher L. Martin
Christopher L. Martin,
Executive Vice President and General Counsel